                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /x/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting  Material  Pursuant  to  Section  240.14a-11(c)  or
         Section 240.14a-12

        UNICO, Inc,
- -------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- -------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/   $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1),
      14a-6(i)(2) or
      Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /   Fee computed on table below per Exchange Act  Rules 14a-6(i)(4)
      and 0-11.
      1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
      2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         ----------------------------------------------------------------------
      4) Proposed maximum aggregate value of transaction:
         ----------------------------------------------------------------------
      5) Total fee paid:
        -----------------------------------------------------------------------
/ /   Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:
         ----------------------------------------------------------------------
      2) Form, Schedule or Registration Statement No.:
         ----------------------------------------------------------------------
      3) Filing Party:
         ----------------------------------------------------------------------
      4) Date Filed:
         ----------------------------------------------------------------------

                                        UNICO,INC.
                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD SEPTEMBER 27, 1996




    The Annual Meeting Of Shareholders of UNICO, Inc. (the "Company") will be held at the Company's offices, 8380 Alban Road, Springfield, Virginia, on Friday, September 27, 1996, at 9:00 a.m. EST, to act on the following matters:

    1. The election of Directors;

    2. Such other matters as may properly come before the Annual Meeting or adjournments thereof.

    Shareholders of record at the close of business on July 29, 1996, shall be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

                                  By order of the Board of Directors,

                                  /s/ Gerard R. Bernier

                                  Gerard R. Bernier
                                  Chairman

                                     UNICO, INC.
                                   8380 ALBAN ROAD
                             SPRINGFIELD, VIRGINIA 22150

                                   PROXY STATEMENT

                            ANNUAL MEETING OF SHAREHOLDERS
                                  SEPTEMBER 27, 1996

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors and management of UNICO, Inc. (the "Company") of proxies for use at the Annual Meeting of Shareholders to be held at the Company's offices, 8380 Alban Road, Springfield, Virginia, on Friday, September 27, 1996, at 9:00 a.m. EST, or any adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting.

    This Proxy Statement, Notice of Meeting, and accompanying Proxy Card are first mailed to shareholders on or about September 12, 1996.

GENERAL INFORMATION
- -------------------

    Only shareholders of record at the close of business on July 29, 1996 will be entitled to notice of and to vote the shares of Stock of the Company held by them on such date at the Annual Meeting or any adjournment thereof. On July 29, 1996, 8,153,095 shares of Common Stock, 280 shares of Series A and Series B Redeemable Preferred Stock of the Company were outstanding and entitled to vote at the meeting. The Redeemable Preferred Stock will be voted as a class, with a majority determining the position of the class on the issues to be voted upon.

    If the accompanying Proxy Card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the accompanying proxy card will vote in favor of the matters presented in this Proxy Statement, and as recommended by the Board of Directors with regard to all other matters. Each such proxy granted may be revoked by the shareholder giving such proxy at any time before it is exercised, by filing with the Secretary of the Company, a revoking instrument or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy attends the Annual Meeting in person and so requests. Attendance at the Annual Meeting will not, in itself, constitute revocation of the proxy.

    The presence at the meeting, in person or by proxy, of a majority of the shares of Common Stock outstanding on July 29, 1996, will constitute a quorum. Election of each director nominee will be by plurality vote. Each share of Common Stock and Preferred Stock entitles the holder thereof to one vote on each matter to be voted upon at the meeting.

    THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR EACH OF THE PROPOSALS PRESENTED IN THIS PROXY STATEMENT. THE ENCLOSED PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

DIRECTORS AND OFFICERS
- ----------------------

    The Directors and Officers of the Company are set forth below. All Directors hold office until the expiration of their term or until their successors have been elected and qualified. Officers of the Company serve at the will of the Board of Directors.

                             With Company
     Name               Age       Since      Director/Position
     ----               ---       -----      -----------------
Gerard R. Bernier       46        1987   Chairman of the Board, Chief
                                         Executive Officer and President

Gerald Bomstad, Jr.     69        1993   Director


Leon Zajdel             48        1990   Director

Subhash Ghei            52        1994   Secretary


    GERARD R. BERNIER was founder and has been a Director of United Coupon
    -----------------
Corporation since November 1981 and has served as Chief Executive Officer and President since August 1985. Mr. Bernier held the position of Vice President and Vice Chairman of the Board of Directors of UNICO, Inc. from November 1991 until his appointment as Chief Executive Officer, President and Chairman of the Board in April 1996.

    GERALD BOMSTAD, JR. has been an investor and a Director of Cal-Central
    -------------------
Marketing Corporation since its inception in 1983. Mr. Bomstad held various positions with Automation Industries, Inc., from 1951 to 1986. In 1951, he began his career as a staff accountant. In 1960, he became the General Manager of the Aerospace Division. In 1962, he was appointed Vice President, Treasurer and Controller. From 1968 to 1978, he served as Senior Vice President and Controller. From 1978 to 1986, after Automation Industries became a subsidiary of Penn Central Corporation, Mr. Bomstad served as President of the Manufactured Productions Group. In 1986, he led a group of investors and management in a spinoff of three divisions of Penn Central and was appointed President and Chief Executive Officer of the new operation. He has been active as a consultant and investor in various enterprises. He became a Director of the Company on October 26, 1993, when the Company acquired Cal-Central Marketing Corporation.

    LEON ZAJDEL was founder and President of Energy Guard Corp., a
    -----------
manufacturer and retailer of replacement windows, located in Beltsville, Maryland. Mr. Zajdel served as a Director of United Coupon Corporation from April 1985 to November 1991, and has served as a Director of the Company since July 1990.


                                          2.

    SUBHASH GHEI was appointed Chief Financial Officer, Secretary and
    ------------
Treasurer of UNICO, Inc. in July 1996. He has also served as Secretary and Treasurer of United Coupon Corporation since August 1994, and as Controller since June 1994. He served as Administrative Manager for the Burnham Service Company in Upper Marlboro, Maryland from December 1993 to June 1994. He served as Senior Operations Analyst, Manager Administrative Support and Special Projects Accountant for PRC, Inc., in McLean, Virginia, from February 1988 to February 1991. Mr Ghei has served in various management accounting/consulting positions since he began his career in 1972.

CERTAIN BUSINESS RELATIONSHIPS WITH MANAGEMENT AND OTHERS
- ---------------------------------------------------------

    No business relationship between the Company and any business or professional entity, for which a Director of the Company has served during the last fiscal year or currently serves as an executive officer of, or has owned a 10% record or beneficial interest, has existed since the beginning of the Company's last fiscal year, or currently exists, which represented or will represent payments for property or services in excess of 5% of the Company's gross revenues for its last full fiscal year or of the other entity's consolidated revenues for its last full fiscal year.

    In addition, except as noted below, the Company did not owe, at the end of its last fiscal period, to any business or professional entity for which a Director of the Company has served during the last fiscal year or currently owns a 10% record or beneficial interest, an aggregate amount in excess of 5% of the Company's total assets at the end of its last fiscal period. No Director of the Company has served as a partner or executive officer of any investment banking firm that performed services for the Company during the last fiscal year or that the Company proposes to have perform services during the current year except as noted below.

    At the end of the last fiscal year and at the present time, the Company has an outstanding Convertible Debenture in the amount of $1,250,000 issued to Renaissance Capital Partners, Ltd. Russell Cleveland, who served as a Director of the Company during the past year, is a major owner and Managing General Partner of Renaissance Capital Partners, Ltd. Mr. Cleveland did not serve as a Director of the Company at the time the debenture was issued. During 1996, the Company borrowed $150,000 from Renaissance Capital Partners, Ltd. in the form of a subordinated convertible debenture. Mr. Cleveland did not initiate the establishment of this debenture, nor did he participate in the authorization therefore, on behalf of the Company.

BOARD PARTICIPATION AND STRUCTURE
- ---------------------------------

    Each Director attended at least 75% of the total regular and special meetings of the Board and the meetings of committees on which he served during the past year. During that period, the Board met in regular session four times. Directors were not compensated for attendance at meetings of the Board or its committees, but they were reimbursed for out of pocket expenses associated with such meetings.

    Below is a list of committees of the Board of Directors of the Company, the functions performed, and their current members. The Board has not appointed a standing Audit Committee. The entire Board performs the functions associated with an Audit Committee.

                                          3.

    COMPENSATION COMMITTEE:
    -----------------------
    Members - Gerald Bomstad, Jr. and Leon Zajdel
    Number of Meetings - One meeting with all members present.
    Functions - Recommending to the Board of Directors stock option awards to be granted pursuant to the Omnibus Equity Compensation Plan, and cash and other compensation for executive management of the Company and its subsidiaries.


    NOMINATING COMMITTEE:
    ---------------------
    Members - Gerard R. Bernier, Gerald Bomstad, Jr. and Leon Zajdel
    Number of Meetings - One meeting with all members present.
    Functions - Recommending to the Board of Directors nominees for election as Directors and to fill vacant positions. The Nominating Committee also considers recommendations presented to the Corporate Secretary by shareholders, which identify the name and qualifications of the proposed nominee, and which are received by April 1st following the Annual Shareholders' Meeting.

EXECUTIVE COMPENSATION
- ----------------------

    The following information relates to compensation received by the executive officers who served as of December 31, 1995, whose salary and bonus during fiscal 1995 exceeded $100,000.


                              SUMMARY COMPENSATION TABLE
                                 ANNUAL COMPENSATION

Name and Principal Position       Year      Salary              Bonus (1)
- ---------------------------       ----      ------              ---------

W. Douglas Frans                  1995      $115,890                $0
Chief Executive Officer           1994       103,322                 0
and President (during FY 1995)    1993       103,359                 0


Gerard R. Bernier                 1995      $124,403              $50,347
Chief Executive Officer           1994       106,635                 0
and President - United            1993       100,194                 0
Coupon Corporation (during FY 1995)


- --------------------------

    (1) Bonus amounts are reflected in the year received by the employee. All bonus payments relate to services performed, and incentive goals met by the employee during the year. All expenses

                                          4.

for such compensation were accrued and reflected in the operating statements of the prior year.

         AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDING DECEMBER 31, 1995
                          AND FISCAL YEAR-END OPTION VALUES

                                                                 Value of
                                                  Number of      Unexercised
                                                  Unexercised    In-the-Money
                                                  Options at     Options at
                                                  12-31-95 (1)   12-31-95

                    Shares Acquired     Value     Exercisable/   Exercisable/
Name                on Exercise (#)     Realized  Unexercisable  Unexercisable
- ----                ---------------     --------  -------------  -------------

W. Douglas Frans       -                   -      185,000 Exer.   0 Exer. (2)

Gerard R. Bernier      -                   -      185,000 Exer.   0 Exer. (2)

- ---------------------

    (1) There were 50,000 options granted to Officers or Directors, not including Mr. Frans or Mr. Bernier, during fiscal year 1995.

    (2) This amount reflects the excess of the market value of the Company's Common Stock on December 31, 1995 and the exercise price.

    COMPENSATION PURSUANT TO PLANS - OMNIBUS EQUITY COMPENSATION PLAN. The
    ------------------------------------------------------------------
Company has adopted an Omnibus Equity Compensation Plan (the "Plan") under which 1,000,000 shares of Common Stock have been reserved for issuance upon exercise of options granted pursuant to the Plan. Under the Plan, incentive stock options may be granted to employees, and non-qualified stock options may be granted to employees, Directors, Franchisees, and other persons as the Compensation Committee determines will assist the Company's business endeavors, at exercise prices equal to at least 100% of the fair market value of the Common Stock on the date of the grant. In addition to selecting the optionee, the Compensation Committee determines the number of shares subject to each option and otherwise administers the Plan. Options granted under the Plan are not exercisable until six months after grant and expire a minimum of three years or maximum of five years after the date of the grant. As of this Proxy Statement, options to purchase 627,042 shares are outstanding under the Plan, including options for 185,000 shares to officers of the Company. These options have been granted at exercise prices ranging from $.25 to $1.16. The average exercise price for all outstanding options is approximately $.45 per share.

    EMPLOYMENT AGREEMENTS. The Company has entered into an Employment
    ----------------------
Agreement with Gerard R. Bernier to serve as the Chief Executive Officer and President. The major terms of

                                          5.

this Agreement provide a base salary of $125,000 plus a company provided automobile or monthly allowance, and an incentive bonus based upon the pre-tax profitability of United Coupon. The Agreement provides for an annual cost of living increase based upon annual increases in the Consumer Price Index of the general area surrounding the home office of the Company. In addition, Mr. Bernier was granted 250,000 restricted shares of UNICO, Inc. Common Stock upon execution of the Agreement. Such shares vest to Mr. Bernier over a two year period of continued employment. The Agreement was entered into on April 1, 1996 and expires, if not renewed, on April 1, 1999.

    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
    --------------------------------------------------------------

    The following table sets forth as of July 30, 1996, information with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially 5% or more of such stock,
(ii) each Director of the Company who owns any Common Stock, and (iii) all Directors and Officers as a group, together with their percentage holding of the outstanding shares.



                                      Number of Shares of
Name of Beneficial Owner/             Common Stock              % of Beneficial
Identity of Group                     Beneficially Owned        Ownership (1)
- -----------------                     ------------------        ---------------


Renaissance Capital Partners, Ltd.    6,356,880 (2)             43.8%
8080 North Central Expressway
Suite 210-LB 59
Dallas, TX 75206-1857

Gerard R. Bernier                       862,728 (3)             10.3%
8380 Alban Road
Springfield, VA 22150


Gerald Bomstad, Jr.                     823,600 (4)             10.0%
422 Montague Ave. #6
Greenwood, SC 29649

Duncan-Smith Company                    728,396 (6)              8.2%
311 Third
San Antonio, TX 78205

Officers and Directors               1,711,328 (3)(4)(5)        20.3%
As a Group


- ------------------

    (1) Percent is rounded to one decimal place. The percentage of beneficial ownership reflects the currently issued and outstanding Common Stock ownership adjusted by common shares which may be issued, as noted in the specific footnote references for each owner.

                                          6.

    (2) Includes 6,356,880 shares, the maximum amount that Renaissance is entitled to receive upon conversion of the Series C Convertible Preferred Stock issued July 30, 1996.

    (3) Includes 185,000 shares, which may be purchased at $.25 per share pursuant to the Company's Omnibus Equity Compensation Plan.

    (4) Includes 50,000 shares, which may be purchased at $.97 per share pursuant to the Company's Omnibus Equity Compensation Plan and 55,000 shares which are issued, but restricted from sale until certain profit performance tests are met by Cal-Central Marketing Corporation.

    (5) Includes shares underlying stock options granted to Mr. Bernier, as well as, 25,000 shares which may be purchased at $.25 per share by Leon Zajdel, a Director of the Company, and 50,000 shares which may be purchased at $.97 by Gerald Bomstad, Jr., a Director of the Company, pursuant to the Company's Omnibus Equity Compensation Plan.

    (6) Includes 673,396 shares that may be received upon conversion of Series C Convertible Preferred Stock issued July 30, 1996, plus 55,000 stock purchase warrants which entitle the holder to purchase 55,000 shares of Common Stock at $.90 per share.

                          PROPOSAL 1. ELECTION OF DIRECTORS
                          ---------------------------------

    The Nominating Committee, pursuant to authority delegated by the Board of Directors, proposes the election of the following persons for re-election to the Company's Board of Directors for the terms noted and until their successors are duly elected and qualified:

         Nominee             Term (Years)
         -------             ------------

    Gerard R. Bernier        3
    Gerald Bomstad, Jr.      2
    Leon Zajdel              2

    The above nominees are all presently Directors of the Company whose terms expire at the Annual Meeting.

    The Nominating Committee has no reason to believe that any of the foregoing nominees will not serve, if elected, but if any of them should become unavailable to serve as a Director, and if the Nominating Committee shall designate a substitute nominee, the proxy will vote for the substitute nominee(s) designated by the Nominating Committee.

    The following information is submitted concerning the nominees named for election as Directors:

    GERARD R. BERNIER was founder and has been a Director of United Coupon
    -----------------
Corporation since November 1981 and has served as Chief Executive Officer and President since August 1985. Mr. Bernier held the position of Vice President and Vice Chairman of the Board of Directors of UNICO, Inc. from November 1991 until his appointment as Chief Executive Officer, President and Chairman of the Board in April 1996.

                                        7.

    GERALD BOMSTAD, JR. has been an investor and a Director of Cal-Central
    -------------------
Marketing Corporation since its inception in 1983. Mr. Bomstad held various positions with Automation Industries, Inc., from 1951 to 1986. In 1951, he began his career as a staff accountant. In 1960, he became the General Manager of the Aerospace Division. In 1962, he was appointed Vice President, Treasurer and Controller. From 1968 to 1978, he served as Senior Vice President and Controller. From 1978 to 1986, after Automation Industries became a subsidiary of Penn Central Corporation, Mr. Bomstad served as President of the Manufactured Productions Group. In 1986, he led a group of investors and management in a spinoff of three divisions of Penn Central and was appointed President and Chief Executive Officer of the new operation. He has been active as a consultant and investor in various enterprises. He became a Director of the Company on October 26, 1993, when the Company acquired Cal-Central Marketing Corporation.

    LEON ZAJDEL was founder and President of Energy Guard Corp., a
    -----------
manufacturer and retailer of replacement windows, located in Beltsville, Maryland. Mr. Zajdel served as a Director of United Coupon Corporation from April 1985 to November 1991, and has served as a Director of the Company since July 1990.

    Each Director serves until the next annual meeting of the shareholders following completion of the elected term or until his successor is duly elected and qualified. All officers serve at the discretion of the Board of Directors. There are no family relationships among Directors or Executive Officers of the Company. Individual elected terms may not exceed two years.

    The Board of Directors recommends a vote FOR the election of each of the nominees named above.

ALL OTHER MATTERS WHICH MAY COME BEFORE THE MEETING
- ---------------------------------------------------

    As of this Proxy Statement, the Company knows of no business that will be presented for consideration at the meeting, other than that which has been referred to above. As to other business, if any, that may come before the meeting, it is intended that proxies in the enclosed form will be voted in respect thereof, in accordance with the judgement of the person or persons voting the proxies.

COMPLIANCE WITH THE SECURITIES EXCHANGE ACT
- -------------------------------------------

    The Company's Executive Officers and Directors are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership with the Securities and Exchange Commission and NASDAQ. Copies of those reports must also be furnished to the Company.

    Based solely on a review of the copies of reports furnished to the Company, the Company believes that all filing requirements applicable to Executive Officers and Directors have been complied with during the past year.

                                          8.

SHAREHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING
- --------------------------------------------------

    Any proposal of a shareholder, intended to be presented at the Company's 1996 Annual Meeting of Shareholders, must be received by the Secretary of the Company, for inclusion in the Company's Proxy, Notice of Meeting, and Proxy Statement relating to the 1996 Annual Meeting, by April 1, 1997.

ADDITIONAL INFORMATION
- ----------------------

    The cost of soliciting proxies in the enclosed form, will be borne by the Company. Officers and regular employees of the Company may, but without compensation other than regular compensation, solicit proxies by further mailing, personal conversations, by telephone or by telegraph. The Company will, upon request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of stock.

                                       By Order of the Board of Directors,

                                       /s/ Gerard R. Bernier

                                       Gerard R. Bernier
                                       Chairman


                                       9.

                                    UNICO, INC.
                        8380 Alban Road, Springfield, Virginia 22150

PROXY             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned herby appoints Gerard R. Bernier proxy of the undersigned, with full power of substitution, to represent and to vote, as designated hereby, all shares of UNICO, Inc. held of record by the undersigned on July 29, 1996, at the Annual Meeting of Stockholders to be held on September 27, 1996, or any adjournment thereof.

Name of Stockholder           Date: ------------------------------------------

TOTAL SHARES                  Signature --------------------------------------

                              Signature if jointly Held ----------------------

                              Please sign exactly as name or names appear to the left. When signing as Trustee, Executor, Administrator, Officer of a Corporation or Partner of a Partnership, give title as such. PLEASE VOTE. YOU MUST SIGN, DATE AND RETURN YOUR PROXY FOR IT TO BE VOTED

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BELOW. IF EXECUTED AND NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE FOLLOWING PROPOSALS.

The Board of Directors recommends a vote FOR the following proposals:

1. To vote for the election of all nominees listed below (except as marked to the contrary) and their respective terms: Gerard R. Bernier;
Leon Zajdel, Gerald Bomstad, Jr.

FOR ---------------- AGAINST --------------------- ABSTAIN--------------------
except vote(s) withheld from nominee(s) listed below:

- ------------------------------------------------------------------------------

- ------------------------------------------------------------------------------

PLEASE MARK, SIGN AND DATE (ON THE OTHER SIDE), AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.